UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019 (February 1, 2019)

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(980) 365-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2019, Brighthouse Financial, Inc. (the “Company”) entered into a new term loan agreement (the “2019 Term Loan Agreement”) with respect to a new $1.0 billion unsecured term loan facility (the “2019 Term Loan Facility”), with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto. The 2019 Term Loan Facility replaces the Company’s former $600 million term loan facility (the “2017 Term Loan Facility”), which was scheduled to expire on December 2, 2019. The 2019 Term Loan Facility is on substantially the same terms as the 2017 Term Loan Facility (including with respect to pricing), except it provides for an increase in outstanding loans to $1.0 billion and will mature on February 1, 2024. In addition, subject to having borrowing capacity following one or more repayments, obtaining commitments from lenders and satisfying other conditions specified in the 2019 Term Loan Agreement, the Company may increase the 2019 Term Loan Facility up to four times during its term, provided that, after giving effect to any such increase, the outstanding principal balance of the 2019 Term Loan Facility does not exceed $1.0 billion.

The Company used the borrowings under the 2019 Term Loan Facility to prepay in full all loans outstanding under the 2017 Term Loan Facility and to pay related fees and expenses, including accrued and unpaid interest in respect of the 2017 Term Loan Facility, with the remainder to be used for general corporate purposes.

Repayment

The Company must repay the aggregate principal amount of the 2019 Term Loan Facility in quarterly principal installments, commencing March 31, 2021, equal to 2.5% of the sum of (a) the outstanding principal balance of 2019 Term Loan Facility on the business day prior to March 31, 2021 and (b) the amount of any increase in the 2019 Term Loan Facility occurring on or after March 31, 2021. Subject to compliance with the applicable notice and minimum prepayment amount requirements set forth in the 2019 Term Loan Agreement, the Company may prepay the 2019 Term Loan Facility at any time without penalty. The 2019 Term Loan Facility will mature on February 1, 2024.

Interest

Term loans under the 2019 Term Loan Facility will bear interest, at the Company’s option, at a variable rate equal to (i) the base rate (determined as the highest of (a) the Federal Reserve Bank of New York Rate plus 0.50%, (b) the prime rate last quoted in the Wall Street Journal and (c) the one month London interbank offered rate (“LIBOR”) plus 1.00%), plus an applicable margin ranging from 0.125% to 1.125% depending on the rating of the Company’s Index Debt (as defined in the 2019 Term Loan Agreement), or (ii) LIBOR plus an applicable margin ranging from 1.125% to 2.125% depending on the rating of the Company’s Index Debt.

With respect to term loans accruing interest based on the base rate, interest payments are due quarterly in arrears on the last business day of each of March, June, September and December in each year and on the February 1, 2024. With respect to term loans accruing interest based on LIBOR, interest payments are due (i) on the last day of the applicable interest period, or, if such interest period is greater than three months, the last day of each three-month period, and (ii) in the event of any conversion of term loans accruing interest based on LIBOR prior to the end of the then-current interest period, on the effective date of such conversion. While any principal of or interest on any term loan accruing interest based on the base rate is overdue, the otherwise applicable interest rate will be raised 2.00% per annum on all such overdue amounts. While any principal on any term loan accruing interest based on LIBOR is overdue, such overdue principal will bear interest at a rate per annum equal to the sum of (i) 2.00%, plus (ii) an applicable margin ranging from 1.125% to 2.125% depending on the rating of the Company’s Index Debt, plus (iii) one-day or longer-term LIBOR depending on the period such principal remains unpaid. While any interest on any term loan accruing interest based on LIBOR is overdue, such overdue interest will bear interest at a rate per annum equal to the sum of (i) 2.00%, plus (ii) the base rate for such day, plus (iii) an applicable margin ranging from 1.125% to 2.125% based on the rating of the Company’s Index Debt.

Ranking

The 2019 Term Loan Facility is unsecured and ranks pari passu with the Company’s other material unsecured and unsubordinated indebtedness.

Events of Default; Covenants

The 2019 Term Loan Agreement contains customary events of default, representations and warranties and covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. The 2019 Term Loan Agreement also requires the Company to (i) maintain an Adjusted Consolidated Net Worth (as defined in the 2019 Term Loan Agreement) calculated as of the last day of each fiscal quarter, of not less than an amount equal to the sum of (A) 72% of the actual Adjusted Consolidated Net Worth of the Company (determined as of the end of the first fiscal quarter ending after August 4, 2017 (the date of the Company’s separation from its former parent company)) plus (B) 50% of the aggregate amount of equity issuances by the Company and its subsidiaries and the equity credit portion of securities given some equity credit by certain ratings agencies after the end of the first fiscal quarter ending following August 4, 2017, and (ii) not permit the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization (each as defined in the 2019 Term Loan Agreement) to exceed 0.35 to 1.00, calculated as of the last day of each fiscal quarter.

If an event of default under the 2019 Term Loan Agreement shall occur and be continuing, the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable. In addition, the 2019 Term Loan Agreement provides that if either the Company or any Material Subsidiary (as defined in the 2019 Term Loan Agreement) becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then the commitments under the 2019 Term Loan Facility will automatically be terminated and any outstanding obligations under the 2019 Term Loan Facility will automatically become immediately due and payable.

The foregoing description of the 2019 Term Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the 2019 Term Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the prepayment of all outstanding loans under the 2017 Term Loan Facility on February 1, 2019, the Term Loan Agreement, dated as of July 21, 2017, among the Company, Bank of America, N.A., as administrative agent, and the other lenders named therein (the “2017 Term Loan Agreement”) governing the 2017 Term Loan Facility, was terminated without penalty and all obligations of the Company under the 2017 Term Loan Agreement were released, discharged and satisfied in full.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of February 1, 2019, among Brighthouse Financial, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ D. Burt Arrington
Name: D. Burt Arrington
Title: Corporate Secretary

Date: February 5, 2019

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